UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2013

AMERICAN EAGLE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50906	20-0237026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2549 W. Main Street, Suite 202, Littleton, Colorado 80120

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (303) 798-5235

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 8 — OTHER EVENTS

Item 8.01. Other Events.

On November 15, 2013, we received a letter from NYSE Regulation, Inc., that informed us of its authorization to list our common stock on the NYSE MKT LLC. The listing is contingent upon our being in compliance with all applicable listing standards on the date that our common stock begins trading on the Exchange, which we currently expect to be at the opening of the market on Wednesday, November 20, 2013. The authorization may be rescinded if we are not in compliance with such standards as of such date. We believe that we will be in compliance with such standards on such date.

In anticipation of the commencement of trading of our common stock on the NYSE MKT LLC, we filed a Registration Statement on Form 8-A on November 18, 2013, to register the class of our common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended. Our common stock is currently registered under Section 12(g) of such Act.

In anticipation of the commencement of trading of our common stock on the NYSE MKT LLC, we changed certain of the membership of the committees of our Board of Directors. When our common stock commences trading on the NYSE MKT LLC, the membership of our committees will be:

Audit Committee:

Andrew Calerich (chair)

John Anderson

James Whyte

Compensation Committee:

Paul Rumler (chair)

John Anderson

Andrew Calerich

Nominating and Corporate Governance Committee:

John Anderson (chair)

Andrew Calerich

Paul Rumler

On November 18, 2013, the Company issued a press release announcing the listing of its common stock for trading on the NYSE MKT LLC, to be effective at the opening of the market on Wednesday, November 20, 2013. A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit	Description of Exhibit
	99.1*	Press Release dated November 18, 2013.
_________________ * Filed herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2013	AMERICAN EAGLE ENERGY CORPORATION

	By:	/s/ Bradley M. Colby
Bradley M. Colby President and Chief Executive Officer

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